Exhibit h12
September 16, 2009
VIA FEDERAL EXPRESS
State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Attention:	Matt Malkasian, Vice President Theresa B. Dewar, Vice President
Re: Amendment
Dear Mr. Malkasian and Ms. Dewar:
     In accordance with Section 8.7, the Amendments provision, of the Master Services Agreement by and among each registered management investment company party thereto (collectively, the “Funds”), and State Street Bank and Trust Company (“State Street”) dated as of March 15, 2004 (the “Agreement”), and in consideration of the mutual agreements and covenants contained herein, the parties agree to the following amendments to the Agreement:
(1)	Effective September 30, 2009, Calamos 130/30 Equity Fund (f/k/a Calamos 130/30 Equity Growth Fund) is liquidated and any such reference to such fund is deleted from the Additional Portfolio Letter Amendment, dated March 7, 2008;

(2)	Appendix A of the Agreement is hereby deleted and replaced with the attached Appendix A; and

(3)	All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, then the terms of the Amendment shall control.
     Kindly indicate your acceptance of the foregoing by executing two copies of this letter amendment, returning one to the Funds and retaining one for your records.
     Should you have any questions, please contact me at (630) 245-1046.

EACH REGISTERED MANAGEMENT INVESTMENT COMPANY AS IDENTIFIED ON EXHIBIT A HERETO

/s/ Stathy Darcy

Stathy Darcy
Secretary

STATE STREET BANK & TRUST COMPANY

By:	/s/ Joseph C. Antonellis

Name:	Joseph C. Antonellis

Title:	Vice Chairman

APPENDIX A
LIST OF INVESTMENT COMPANIES
CALAMOS ADVISORS TRUST
     CALAMOS GROWTH AND INCOME PORTFOLIO1
CALAMOS INVESTMENT TRUST
     CALAMOS CONVERTIBLE FUND
     CALAMOS GROWTH AND INCOME FUND2
     CALAMOS GROWTH FUND
     CALAMOS GLOBAL GROWTH AND INCOME FUND3
     CALAMOS HIGH YIELD FUND
     CALAMOS VALUE FUND4
     CALAMOS BLUE CHIP FUND
     CALAMOS INTERNATIONAL GROWTH FUND
     CALAMOS MARKET NEUTRAL INCOME FUND5
     CALAMOS MUTLI-FUND BLEND6
     CALAMOS GLOBAL EQUITY FUND
     CALAMOS TOTAL RETURN BOND FUND
     CALAMOS EVOLVING WORLD GROWTH FUND7
CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND
CALAMOS CONVERTIBLE AND HIGH INCOME FUND
CALAMOS STRATEGIC TOTAL RETURN FUND
CALAMOS GLOBAL TOTAL RETURN FUND
CALAMOS GLOBAL DYNAMIC INCOME FUND8

[1]	Formerly named Convertible Portfolio

[2]	Formerly named Convertible Growth and Income Fund and prior to that the Growth and Income Fund

[3]	Formerly named Global Convertible Growth and Income Fund and prior to that the Global Growth and Income Fund

[4]	Formerly named Mid-Cap Value Fund

[5]	Formerly named Calamos Market Neutral Fund

[6]	Formerly named Calamos Multi-Fund Equity

[7]	Formerly named Calamos New World Growth Fund

[8]	Formerly named Calamos Global Diversified Income and Opportunities Fund